Exhibit 99.1

Solaris Oilfield Infrastructure Announces Preliminary Second Quarter 2019 Financial and Operational Results

HOUSTON, July 19, 2019 (BUSINESS WIRE) — Solaris Oilfield Infrastructure, Inc. (NYSE:SOI) (“Solaris” or the “Company”), a leading independent provider of supply chain management and logistics solutions designed to drive efficiencies and reduce costs for the oil and natural gas industry, today reported preliminary financial and operating results for the second quarter 2019 in conjunction with a restatement of certain balance sheet accounts for the reporting periods ended December 31, 2018 and 2017 and March 31, 2019, as well as the provision for income taxes in the year ended December 31, 2017. The restatement was technically required under generally accepted accounting principles and had no impact on the calculations of EBITDA or Adjusted EBITDA, or on the Net cash from operating activities and Net cash used in investing activities on the Consolidated Statement of Operations or Cash Flows for any of the restated periods. Additional detail is available on the Company’s Current Report on Form 8-K filed today.

Preliminary and Unaudited Second Quarter 2019 Financial and Operating Results

•	Fully utilized mobile proppant management systems averaged 123 systems
•	Total revenue expected to be approximately $63-65 million
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Total operating expenses expected to be approximately $36-37 million, including depreciation and amortization expense of $6.5 million and salaries, benefits and payroll taxes and selling, general and administrative expenses of approximately $5 million, including approximately $1 million of non-cash stock-based compensation expense

•	Cash balance of approximately $30 million and no debt outstanding at June 30, 2019

Note: These preliminary and unaudited results are subject to the completion of the customary quarter-end closing and review process.

“Our second quarter performance is a direct result of our focus on operational excellence and continued innovation to drive additional savings, efficiencies and safety for our customers. During the second quarter, we averaged 123 proppant systems on a fully utilized basis, which was slightly above the expectations we set on our last call and reflected the addition of roughly 9 mobile proppant systems despite a relatively flat frac market backdrop.” Solaris’ Chairman and Chief Executive Officer Bill Zartler commented. “I’m also pleased that our team’s execution combined with our internal operational efficiency and conservative balance sheet has led to another quarter of significant free cash flow generation that resulted in a cash balance of approximately $30 million at quarter end, after distributing approximately $5 million in dividends to shareholders.”

Full Earnings Release and Conference Call Information

The Company will host a conference call to discuss its second quarter 2019 results on Wednesday, July 31, 2019 at 7:30 a.m. Central Time (8:30 a.m. Eastern Time). Solaris will issue its second quarter 2019 earnings release after market close on July 30, 2019.

To join the second quarter 2019 conference call from within the United States, participants may dial (844) 413-3978. To join the conference call from outside of the United States, participants may dial (412) 317-6594. When instructed, please ask the operator to be joined to the Solaris Oilfield Infrastructure, Inc. call. Participants are encouraged to log in to the webcast or dial in to the conference call approximately ten minutes prior to the start time. To listen via live webcast, please visit the Investor Relations section of the Company’s website, www.solarisoilfield.com.

An audio replay of the conference call will be available shortly after the conclusion of the call and will remain available for approximately seven days. It can be accessed by dialing (877) 344-7529 within the United States or (412) 317-0088 outside of the United States. The conference call replay access code is 10132232. The replay will also be available in the Investor Relations section of the Company’s website shortly after the conclusion of the call and will remain available for approximately seven days.

About Solaris Oilfield Infrastructure, Inc.

Solaris Oilfield Infrastructure, Inc. (NYSE:SOI) manufactures and rents mobile equipment that drives supply chain and execution efficiencies in the completion of oil and natural gas wells. Solaris’ patented mobile proppant management systems and [patent pending] mobile chemical management systems are deployed in many of the most active oil and natural gas basins in the United States, including the Permian Basin, Eagle Ford Shale, STACK/SCOOP formation, Marcellus and Utica Shales, Haynesville Shale, Rockies and the Bakken formation. Additional information is available on the Solaris website, www.solarisoilfield.com.

Website Disclosure

We use our website (www.solarisoilfield.com) as a routine channel of distribution of company information, including news releases, analyst presentations, and supplemental financial information, as a means of disclosing material non-public information and for complying with our disclosure obligations under the Securities and Exchange Commission’s (the “SEC”) Regulation FD. Accordingly, investors should monitor our website in addition to following press releases, SEC filings and public conference calls and webcasts. Additionally, we provide notifications of news or announcements on our investor relations website. Investors and others can receive notifications of new information posted on our investor relations website in real time by signing up for email alerts.

None of the information provided on our website, in our press releases, public conference calls and webcasts, or through social media channels is incorporated by reference into, or deemed to be a part of, this Current Report on Form 8-K or will be incorporated by reference into any other report or document we file with the SEC unless we expressly incorporate any such information by reference, and any references to our website are intended to be inactive textual references only.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Examples of forward-looking statements include, but are not limited to, statements we make regarding management changes, the outlook for the operation of our Kingfisher Facility, current and potential future long-term contracts and our future business and financial performance. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Factors that could cause our actual results to differ materially from the results contemplated by such forward-looking statements include, but are not limited to the factors discussed or referenced in our filings made from time to time with the SEC. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Contacts:

Yvonne Fletcher

Senior Vice President, Finance and Investor Relations

(281) 501-3070

IR@solarisoilfield.com